UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2012
Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 6, 2012, Poly Shield Technologies Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) dated December 1, 2012, with Rasmus Norling.  Effectiveness of the Employment Agreement is contingent upon Mr. Norling delivering to the Company minimum rights (the “Minimum Technology Rights”) to certain emission abatement technologies, with the effective date (the “Effective Date”) of the Employment Agreement being the later of:

(a)	December 15, 2012; and

(b)	the date the Minimum Technology Rights are delivered to the Company.

Under the terms of the Employment Agreement, upon the Effective Date (and conditional upon delivery of the Technology Rights), Mr. Norling will be appointed as the Company’s Chief Executive Officer, and will receive a signing bonus of $180,000, of which $50,000 has already been paid, $30,000 will be payable on the Effective Date, and the remaining balance of $100,000 will be paid on January 2, 2013.  Beginning on the first anniversary of the Effective Date, Mr. Norling will be paid an annual base salary of $180,000 per year.

In addition to the base salary and the signing bonus, Mr. Norling will, on the Effective Date, be awarded 154,000,000 restricted shares of the Company’s common stock (the “Custodial Stock”).  The Custodial Stock will be held in the custody of the Company, may not be sold, transferred, pledged or assigned by Mr. Norling, and will be subject to forfeiture pending the satisfaction by Mr. Norling of certain performance incentives.  To earn release of the Custodial Stock, Mr. Norling will be required to:

(1)	Deliver to the Company technology rights in addition to the Minimum Technology Rights (the “Additional Technology Rights”); and

(2)
Deliver to the Company bona fide contracts for the sale or lease of products or services based on the technologies underlying the Minimum Technology Rights and the Additional Technology Rights, which contracts must be approved by the Company’s Board of Directors (“Qualifying Contracts”).

Upon the Company receiving the Additional Technology Rights, and subsequently entering into Qualifying Contracts, the Custodial Stock will be released to Mr. Norling in equal proportion to the non-contingent face value of the Qualifying Contracts at a rate of $0.25 per share, in minimum increments of 1,250,000 shares (ie. Qualifying Contracts having a minimum incremental face value of $312,500) or such lesser number of Custodial Stock remaining unreleased.  For example, if, after the Effective Date, the Company receives a third party order to purchase products or services that utilize the Technologies with a non-contingent face value of $10,000,000, and that order is approved by the Company’s Board of Directors, then 40,000,000 shares of Custodial Stock will be eligible for release to Mr. Norling, effective as of the date that order is received.  Any Custodial Stock that has not become eligible for release by December 31, 2013, shall be forfeited, and all of Mr. Norling’s rights thereto shall be terminated in their entirety.

Subject to the forfeiture provisions and restrictions on transfer described above, Mr. Norling will, from the effective date, be entitled to all other rights and privileges as a shareholder with respect to the Custodial Stock, including the right to vote the Custodial Stock, except that any shares distributed as a stock dividend, stock split or similar transaction shall be subject to the same limitations and restrictions as the Custodial Stock.  As such, issuance of the Custodial Stock to Mr. Norling upon effectiveness of the Employment Agreement is expected to result in a change in control of the Company.

The foregoing description of the Employment Agreement and related documents and transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement attached as Exhibit 10.1 hereto. A copy of the Company’s news release regarding the Employment Agreement is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description of Exhibit
10.1	Employment Agreement between Rasmus Norling and Poly Shield Technologies, Inc. dated December 1, 2012
99.1	News Release dated December 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: December 11, 2012	By:	/s/ Mitchell Miller

Name: Mitchell R. Miller
Title: Chief Executive Officer